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       On March 28, 2022, SpartanNash Company released its inaugural Environmental, Social and Governance (ESG) report and issued a related press release. Copies of the ESG report and press release can be found below.

PUTTING PEOPLE FIRST: A Sustainable and Resilient Future 2021 ESG REPORT

CEO Letter ............................................................................................................................. ... .................................................... 3 Who We Are ............................................................................................................................. ... .................................................. 4 ESG Strategy ............................................................................................................................. ... ................................................ 8 People ............................................................................................................................. ... ........................................................... 15 Operational Excellence ............................................................................................................................. ... ............................ 26 Insights That Drive Solutions ............................................................................................................................. ... ................ 34 Governance ............................................................................................................................. ... ................................................. 41 Corporate Social Responsibility ............................................................................................................................. ... ........... 46 In this Report 2021 ESG REPORT | 2

The enormous strain the COVID - 19 pandemic put on all of us over the last two years transcends the grim facts of death tolls and case numbers. Each of us has been impacted by the pandemic in painful ways. We have missed valuable time and special celebrations with loved ones. Many lost jobs, changed jobs or left the workforce altogether. No one has been immune from the impact of the pandemic. It is in these times of upheaval that a company’s culture and values are tested, and I am proud that SpartanNash has emerged more resilient than ever, with approximately 16,500 Associates working on the frontlines and behind the scenes every day to help keep American families stocked with food, medicine and household supplies. I am honored to have the opportunity to lead this Company, whose strategic identity is inextricably tied to the commitment we make to improve the quality of lives of our stakeholders – our invaluable Associates, our customers and store guests, and the communities in which we operate and live. SpartanNash’s mission – to deliver the ingredients for a better life through customer - focused innovation – serves as a daily reminder that we can only achieve business success when we protect and enhance the interests of our stakeholders. We are proud to share with you our inaugural Environmental, Social and Governance (ESG) Report, which highlights Our Winning Recipe Œ and how we create stakeholder and shareholder value by aligning our ESG initiatives with our Company’s strategic priorities. Under the guidance and oversight of our Board of Directors, a sustainability working group composed of dozens of senior leaders across the Company contributed to this report because we strongly believe that ESG must touch every corner of our business. This report is just the beginning of the transformational journey happening at SpartanNash – a journey where we put People First , focus on Operational Excellence, and innovate through customer - centric Insights That Drive Solutions. Our Board of Directors, Executive Leadership Team and Associates have made a long - term commitment to promoting and integrating ESG considerations into how we achieve our mission . We will hold each other accountable to ensure a reliable, sustainable and resilient future for our stakeholders . I invite you to read more about our ESG priorities, strategy and achievements in our inaugural 2021 ESG Report. We look forward to sharing our ongoing progress and goals in future reports. Thank you, Tony Bashir Sarsam President & CEO, SpartanNash INSIGHTS THAT DRIVE SOLUTIONS OPERATIONAL EXCELLENCE PEOPLE CEO LETTER 2021 ESG REPORT | 3 WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

Who We Are

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR


OUR WINNING RECIPE
SpartanNash

SpartanNash is a food solutions company that delivers the ingredients for a better life through customer-focused innovation.

Our core businesses include distributing grocery products to a diverse group of independent and chain retailers, our corporate-owned retail stores and U.S. military commissaries and exchanges, as well as operating a premier fresh produce distribution network and the Our Family® brand.

Our vast distribution network plays an essential role in the nation's food supply chain, ensuring that communities of all sizes – from densely populated cities to remote rural areas – have access to the food, medications and household supplies they need. Throughout COVID-19, we have continued to flex our logistics and distribution strengths, creating solutions to global challenges while upholding our commitment to serving our communities responsibly.

We owe our success to our heroic frontline Associates who have bravely served our store guests, cared for patients in our pharmacies, accurately prepared orders through our distribution centers, and safely delivered products to American families across the globe every single day throughout this pandemic and labor shortage. This dedicated and resilient team has skillfully pivoted on countless occasions in response to rising customer demand, product shortages and new regulations, vaccines and variants.

Thank you, SpartanNash Associates, for your service.



Our Winning Recipe

In 2021, SpartanNash solicited feedback from more than 1,900 Associates, customers, partners and store guests to help us redefine our identity and set the strategic direction for the future growth and stewardship of the Company. Our new identity – called *Our Winning Recipe™* – was introduced to senior leaders in the fall and will be presented, along with related training, to all Associates in 2022.

2021 ESG REPORT | 5

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

SpartanNash At a Glance

Our People[1]

- **11.2k** RETAIL ASSOCIATES
- **3.7k** SUPPLY CHAIN ASSOCIATES
- **1.6k** CORPORATE ASSOCIATES
- **EMPLOYMENT TYPE:** 39% PART-TIME; 61% FULL-TIME



Our Footprint

SpartanNash serves customers in all 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar and Djibouti.

- **145** RETAIL LOCATIONS
- **18** DISTRIBUTION CENTERS
- **84** PHARMACIES
- **37** FUEL CENTERS


ND
Fargo
MN
St. Cloud
SD
Sioux Falls
NE
Omaha
IA
WI
MI
Grand Rapids (Headquarters)
IN
Indianapolis
Bloomington
Lima
OH
MD
VA
Norfolk
Bluefield
NC
OK
Oklahoma City
GA
Columbus
Pensacola
FL
TX
San Antonio
Retail grocery stores
Supply chain distribution
Wholesale food distribution centers

1. Data presented represents Associate count as of Dec. 31, 2021. Employment during peak season in 2021 totaled approximately 17,500 Associates.

2021 ESG REPORT | 6

Our OwnBrands INDEPENDENT GROCERY RETAILERS DOMESTIC MILITARY BASES Distribution Network 2.1k 160 Largest Retail Banners Commercial Fleet VEHICLES IN COMMERCIAL FLEET 611 2021 Revenue ® ® ® ready for life ® 2021 ESG REPORT | 7 $ 8.9 b CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

ESG Strategy

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

ESG Strategy

SpartanNash's success relies on the strength and wellbeing of our Associates, customers and communities. To ensure we are good stewards to our stakeholders, we committed to advancing our focus on ESG in 2021. We established governance of ESG at the Board level, created internal and external working groups to identify ESG opportunities most relevant to our business, and began collecting additional data pertaining to ESG key performance indicators.

In 2022, we are partnering with a third-party to conduct a formal materiality assessment, define best practices for data collection and disclosures and help establish short- and long-term ESG goals for 2023 and beyond.

For the purpose of this 2021 report, our focus areas were defined by our Core Capabilities, which include our People, Operational Excellence and Insights That Drive Solutions. These Core Capabilities are embedded within our corporate identity and overarching Company structure, which will help us continue to develop our strategic priorities and execute our goals to advance our ESG efforts.

The United Nations Sustainable Development Goals (UN SDGs) were adopted by all United Nations Member States in 2015 as the world's shared plan to end poverty, protect the planet, and ensure that by 2030 all people enjoy peace and prosperity. We aligned our ESG focus areas to the UN SDGs where we most contribute, as outlined on the next few pages.

SUSTAINABLE DEVELOPMENT GOALS

ALIGNMENT OF OUR CORE CAPABILITIES, ESG PRIORITIES, AND THE UN SDGS

People

1. We keep Associates healthy and safe. → SDG 3: Good Health and Well-being
2. We engage, develop and reward our Associates. → SDG 8: Decent Work and Economic Growth
3. We ensure a diverse and inclusive workforce. → SDG 10: Reduced Inequalities

Operational Excellence

1. We fight hunger by contributing to the circular economy. → SDG 2: Zero Hunger
2. We focus on supply chain efficiencies, applied use of technology, and partnerships to reduce waste. → SDG 12: Responsible Consumption and Production
3. We optimize operations to reduce our energy usage and carbon footprint. → SDG 13: Climate Action

Insights that Drive Solutions

1. We offer healthy, convenient and local products along with value-added services to support healthier lives for our grocery and pharmacy customers. → SDG 3: Good Health and Well-being

2021 ESG REPORT | 9

IMPROVEMENT IN INJURY RATE PROVIDED IN ASSOCIATE VACCINE INCENTIVES 2 OSHA recordable injury rate per 100 workers. Formula RIR = (# Injuries / Hours Worked) * 200,000 PEOPLE UN SDG 3 Ensure healthy lives and promote well - being for all at all ages OUR ESG PRIORITY We keep Associates healthy & safe. 2021 ACTIONS • Invested in safety experts and programming that resulted in a 48% improvement in the Associate recordable injury rate 2 • Shortened the length of time it takes Associate new hires to become eligible for benefits, from 60 days to 30 days or less • Provided $100 incentive payment to more than 10,500 Associates for becoming vaccinated against COVID - 19 • Paid Associates for taking time off to get vaccinated or to recover from side effects associated with the COVID - 19 vaccine 48% +$ 1 m CEO LETTER 2021 ESG REPORT | 10 WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

• Evolved the talent review and succession planning process to include creation of talent pools for key roles, with a focus on increased representation of women and BIPOC in leadership • Created three leadership development programs with embedded Diversity & Inclusion training and education and required all people managers to complete these in December 2021 • Established four Associate Resource Groups to support women, veterans, BIPOC and young professionals, each with an Executive Leadership Team sponsor who helps foster conversation and connection • Added Martin Luther King, Jr. Day as a paid holiday 2021 ACTIONS • Hired a Talent Acquisition Specialist concentrated on creating partnerships to provide greater visibility to diverse candidates. Additionally, we post open positions on targeted diversity websites UN SDG 10 Reduce inequality within and among countries • Expanded the annual incentive bonus program to make 900 more Associates eligible to participate • Introduced a new paid time off policy that offers Associates more flexibility in how they use their time off • Launched two new Associate recognition programs for frontline Associates and senior leaders (directors and above) • Expanded our paid college internship program to help more students gain the skills and training needed to enter the workforce • Introduced a school leave program in which Associates who are pursuing advanced degrees can continue employment while they further their education 2021 ACTIONS • Increased pay by an average of over 10% for all entry - level roles in retail and supply chain areas, representing over 90% of our Associates OUR ESG PRIORITY We engage, develop and reward our Associates. OUR ESG PRIORITY We ensure a diverse and inclusive workforce. UN SDG 8 Promote sustained, inclusive and sustainable economic growth, full and productive employment and decent work for all PEOPLE, CONT. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 11 CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

OPERATIONAL EXCELLENCE

UN SDG 2

End hunger, achieve food security and improved nutrition and promote sustainable agriculture

OUR ESG PRIORITY

We fight hunger by contributing to the circular economy.

2021 ACTIONS

- Donated the equivalent of more than five million meals to local non-profit organizations throughout the Company's footprint
- Eliminated 146,000 pounds of potential food waste through the Flashfood® app
- Expanded participation in Double Up Food Bucks™, a program offered through Fair Food Network with a goal to make fresh fruits and vegetables more accessible to families needing food assistance

UN SDG 12

Ensure sustainable consumption and production patterns

OUR ESG PRIORITY

We focus on supply chain efficiencies, applied use of technology, and partnerships to reduce waste.

2021 ACTIONS

- Diverted 2,779 metric tons of potential food waste from landfills through food donations
- Partnered with the Flashfood app to discount food nearing its best-before date
- Recycled 482.5 metric tons of stretch film into post-consumer products through Trex® partnership

5m

MEALS DONATED


Flashfood
Save money and fight against food waste.

2.8k

METRIC TONS OF FOOD WASTE DIVERTED

2021 ESG REPORT | 12

2021 ESG REPORT | 13 KWH OF ENERGY REDUCED IN 2021 28 m METRIC TONS OF CO 2 EMISSIONS REDUCED 20k 3. CO 2 emissions reduced and equivalent energy use calculated using EPA’s Greenhouse Gas Equivalencies Calculator at: epa.gov/energy/measure - impact - your - energy - use - environment UN SDG 13 Take urgent action to combat climate change and its impacts OUR ESG PRIORITY We optimize operations to reduce our energy usage and carbon footprint. 2021 ACTIONS • Developed a plan to reduce fleet mileage by 10% in 2022, which is anticipated to reduce greenhouse gas emissions by 10,000 metric tons • Reduced energy by 28,083,191 kWh in 2021 across 84 stores and 11 distribution centers through LED light upgrades, reducing CO 2 emissions by 19,902 metric tons – equal to the energy use in 2,397 homes for one year 3 OPERATIONAL EXCELLENCE, CONT. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

INSIGHTS THAT DRIVE SOLUTIONS

UN SDG 3

Ensure healthy lives and promote well-being for all at all ages

OUR ESG PRIORITY

We offer healthy, convenient and local products along with value-added services to support healthier lives for our grocery and pharmacy customers.

140k+

COVID-19 VACCINATIONS ADMINISTERED



OUR ACTIONS

- Provided ongoing access to Nutrition Pathways® educational resources for guests at 120 Company-owned grocery stores to help shoppers make faster, easier and healthier choices when managing chronic or acute health conditions, allergies or intolerances
- Developed award-winning campaign to support Family Meals Month™, designed to inspire families to gather for nutritious meals, supporting the mental and physical health of every family member. The campaign prioritized community education with recipes, table conversation starters, cooking demonstrations and webinars, along with other tools from SpartanNash's in-house Registered Dietitian
- Created printable coloring pages, educational activity sheets and videos for children to learn about healthy eating, in addition to hosting virtual family-friendly and kid-friendly cooking classes with recipe cards for participants through our Kids Crew™ program
- Redesigned labels for our portfolio of OwnBrands products to include the Facts Up Front® nutritional information panel on all Our Family® and Open Acres® brands, with plans to continue rolling out the new labeling on all private brand products in 2022 and beyond
- Launched a partnership with Bonum Health™ to offer an $11/month telemedicine subscription for store guests who are uninsured, under-insured or just looking for cost savings. The subscription covers up to five telemedicine visits monthly with a U.S. Board-Certified provider for one adult and all household dependents (ages 18 or younger)
- Administered 140,000+ vaccinations against COVID-19 through Company pharmacies

2021 ESG REPORT | 14

People

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Human Capital Management

At SpartanNash, our **People First** culture means that investing in our Associates is the first investment we make as a Company. Taking care of our Associates ensures that they have the support and resources they need to take care of our customers and communities.


CAUTION
Watch for FRESH
Jared

Our **People First** culture is also the first filter through which we make decisions at SpartanNash. When faced with tough choices, we start by asking, "How will this impact our people?"

We further define **People First** actions as:

1. Focusing on the greater good
2. Giving Associates the tools necessary to succeed
3. Offering candid feedback and having courageous conversations
4. Providing meaningful, engaging work
5. Helping Associates feel heard, valued and recognized
6. Rewarding winning performance

Our Associates are so critical to our Company's and customers' success that we designated People as one of our three Core Capabilities in ***Our Winning Recipe™***. Attracting, developing and retaining top talent ensures that we can operate with excellence and execute our long-term Company strategy.

2021 ESG REPORT | 16

We offer a combination of online and in - person training and development courses. Associates can access 24/7 on - demand content through Workday, our Human Resources Information System (HRIS). Courses cover a wide range of topics, such as leadership, financial acumen, emotional intelligence and presentation skills. In 2021, Associates completed over 100,000 hours of training, averaging approximately five hours of training per Associate. Leaders are expected to host quarterly check - ins with Associates to discuss their performance and progress towards meeting annual goals, and to address any questions or concerns. These conversations are held with supervisors, managers, non - production Associates and all corporate Associates. Through Workday, managers also have access to track the evolving performance and skillsets for their team for possible career advancement opportunities, succession planning and more. Talent Development CEO LETTER 2021 ESG REPORT | 17 WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

Compensation, Rewards and Recognition We continuously review and refresh our Total Rewards package to ensure we remain competitive in the market and are consistently attracting and retaining top talent. SpartanNash Total Rewards are built to meet the diverse needs of our Associate population, with a focus on physical, financial, emotional and social wellbeing to provide stability and peace of mind for our people. Furthermore, we believe all Associates deserve to be educated about SpartanNash’s compensation structure and process, which should be predictable and transparent. We hold annual reviews to ensure our Associates are being fairly compensated based on their performance and market conditions. Throughout the year we strive to provide heartfelt recognition of our Associates in support of our People First culture. We communicate with Associates each year the outcome of our compensation evaluation, in accordance with a schedule organized by Human Resources for each job category. OUR 2021 TOTAL REWARDS ADDITIONS INCLUDED: • Increasing pay by an average of over 10% for all entry - level roles in retail and supply chain, representing approximately 90% of Associates. • Expanding our bonus program to include more Associates, making 900 more people eligible. This investment represents $2.4M in target bonuses in 2021 and a 57% increase in participants. • Shortening the length of time it takes new hires to become eligible for benefits, from 60 days to 30 days or less, helping protect the health and wellbeing of Associates and their families. • Adding Martin Luther King, Jr. Day as a paid holiday. • Enhancing our benefits education tool to help Associates better understand the benefits options available to them and to choose the plan that best fits their family’s needs and budget. • Introducing a school leave program in which Associates who are pursuing advanced degrees can continue employment while they further their education. • Enhancing our short - term disability benefits, consolidating five plans to two while offering an equal or better benefit for hourly Associates. • Introducing two new recognition programs for frontline Associates and senior leaders (directors and above). • Launching a new PTO policy, which offers Associates more flexibility in how they use their time off. • Adding savings and extended discount periods through our Associate Discount Program, which enables Associates to receive a minimum discount of 10% off regularly priced items at our Company - owned grocery stores. In March 2022, we made this discount even greater for Associates. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 18 CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Associate Engagement

In 2021, we launched new companywide virtual town halls, field town hall visits by the Executive Leadership Team, our first-ever SpartanNash Summit for directors and above, and holiday celebrations, while continuing to support internal and external communications with intranet posts, videos, posters, emails and more.

DIGITAL ENGAGEMENT

Our primary Associate engagement tool, SpartanNash Go, provides team members with real-time news updates and the opportunity to converse and share content with others across the Company. In 2021, SpartanNash Go's registration rate was 60% with average monthly user participation of over 50% of registered users.

ASSOCIATE SURVEY

In 2021, we focused our engagement efforts on identifying a new third-party survey tool that provides more insightful and detailed data in real time from our Associate surveys. Although we did not conduct an engagement survey in 2021, our 2020 survey had an 89% participation rate with 70% favorable engagement from Associates. We look forward to launching the new survey tool in 2022.




Q&A

IN-PERSON ENGAGEMENT

Companywide Town Halls: More than 2,500 corporate and salaried Associates are invited to watch companywide town halls live, with the replay available for all Associates on SpartanNash Go following the town hall. Associates can hear Company updates from the Executive Leadership Team and ask questions about the Company's performance and future.

Field Town Halls: Monthly, members of the Executive Leadership Team visit retail stores and distribution centers to tour our facilities, answer Associate questions and provide Associates with key business updates.

SpartanNash Summit: Directors and above were invited to attend the first week-long SpartanNash Summit in 2021. The Executive Leadership Team shared SpartanNash's new brand identity – ***Our Winning Recipe™*** – and how it supports our **People First** culture. Leaders also aligned on our company strategy and completed training on creating an engaging work environment with purposeful recognition. The Summit included awards recognizing and celebrating leaders and locations across the company.

SPARTANNASH SUMMIT SURVEY RATINGS

9.2 OUT OF 10

DIRECTORS BELIEVE THAT SPARTANNASH IS A GREAT PLACE TO WORK

94% OF ATTENDEES AGREE THAT

"THE SUMMIT MADE ME FEEL MORE INSPIRED ABOUT WORKING FOR SPARTANNASH"

— AND —

"THE SUMMIT MADE ME FEEL MORE CONFIDENT IN THE FUTURE OF SPARTANNASH"

2021 ESG REPORT | 19

We aim to develop our People First culture in order to attract and retain people with different backgrounds, skills, experiences and perspectives. Having Associates who reflect the diverse communities we serve means we can better connect with our customers and provide a better customer experience. We are a Company with a long history of investing in inclusive workforce development initiatives, collaborating with community training and education partners, and advancing the development and promotion of Associates diverse by gender, race/ethnicity, disability and veteran status. We have designed our D&I commitment to capture interest organically, create scalable and repeatable programs across all business segments and geographies, and engage Associates at all levels of the Company. Human Rights Policy With a nine - state retail footprint, 50 - state wholesale distribution network and global military distribution channel, we recognize we have the ability to influence millions of store guests, independent retail customers, suppliers, vendors, shareholders and community partners. In accordance with the United Nations (UN) Guiding Principles on Business and Human Rights, SpartanNash developed our Human Rights Policy . It applies to SpartanNash, our divisions, retail stores, warehouse operations and other areas in which we have direct influence. We expect the same high standards and commitment of our suppliers, contractors and others with whom SpartanNash does business, and these expectations are also outlined in our Vendor Code of Conduct. Associate Resource Groups We have four Associate Resource Groups (ARGs) that offer Associates a place to feel supported, to be an ally, or just to have thought - provoking dialogue. Each group has a sponsor from our Executive Leadership Team who helps foster conversation and connection. We are continually reviewing Associate feedback and will add more ARGs as interest warrants. Current ARGs: Diversity and Inclusion SpartanNash believes that Diversity & Inclusion (D&I) drive value for our Associates, shareholders and customers. As a part of our People First culture, we lead with inclusion and strive to create an environment where Associates are valued and empowered to support each other, our business objectives, customers and the communities we serve. SN VETS Veterans’ Network RISE Relationships, Innovation, Success and Engagement: Young Professionals’ Network WIN Women’s Impact Network: Women’s Network TIDE Total Inclusion, Diversity & Equity: BIPOC Network CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 20 CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Developing Diverse Leaders

We have evolved the talent review and succession planning process to include creation of talent pools for key roles with a focus on increased representation of women and BIPOC in leadership. We also created three leadership development programs with embedded D&I training and education and required all people managers to complete these in December 2021.

Recruiting Diverse Associates

As we look to expand our team, we are focused on hiring a diverse workforce. We hired a Talent Acquisition Specialist concentrated on creating partnerships with community organizations, Historically Black Colleges and Universities (HBCUs), Hispanic-Serving Institutions (HSIs) and other sources that will provide greater visibility to diverse candidates. We have also leveraged third-party recruiters with demonstrated results in diversity sourcing and placements. Additionally, we began posting open positions on websites targeting diverse candidates.

In 2021, over 40% of our internship pool was diverse by gender, race, ethnicity, veterans' status and/or disability. Out of this cohort, we hired 60% to part-time or full-time positions within SpartanNash. To continue to grow our diverse talent pipeline, we have set a 2022 goal of over 50% of our interns being diverse, including 20% recruited from HBCUs and HSIs.



VETERAN RECRUITMENT

As a Company that supplies the U.S. military, we are proud of those who serve our country and passionate about hiring veterans. SpartanNash employs 685 Associates who have disclosed they are veterans, which accounts for 4% of our total workforce. In 2022, we're aiming to increase our veteran representation to 7% of the total SpartanNash Associate population.

685

ASSOCIATES SELF-IDENTIFY AS A VETERAN

D&I Community Outreach

Our support for D&I initiatives isn't limited to those within our Company. We're also dedicated to supporting the communities we serve. To that end, we've sponsored a variety of community events. When possible, we also set up a booth at the event to share information about careers at SpartanNash. Although the events below were based in Grand Rapids, most had a virtual option for participation, broadening their audience. The exception is Special Olympics, where we partner in Michigan, Iowa, Nebraska, North and South Dakota, Minnesota, Wisconsin and Ohio.

- Asian-Pacific Festival
- Hispanic Heritage Festival
- PRIDE Festival
- Diversity & Talent Summit
- Armed Forces Thanksgiving
- Special Olympics
- Athena Leadership Series
- LINC Up meetings

In 2021, we established a communications and events calendar aligned to recognize significant holidays related to D&I, including: Martin Luther King Jr. Day, Black History Month, Women's History Month, Hispanic Heritage Month, Veterans Day, Military Appreciation Month and more. We will continue to look for opportunities to engage with our Associates and community in 2022.

2021 ESG REPORT | 21

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

D&I Recognition

The Shelby Report
2021 DIVERSITY EQUITY & INCLUSION
SpartanNash
Companies Hailed For Steps Toward Diversity, Equity And Inclusion

2021 SILVER-CERTIFIED
SpartanNash is a Silver-Certified Veteran Friendly Employer

The Shelby Report
2021 WOMEN OF INFLUENCE
Adrienne Chance, *SVP, Communications*
Amy McClellan, *SVP and Chief Marketing Officer*

Progressive Grocer
2021 TOP WOMEN IN GROCERY
12 of SpartanNash's female leaders were named as Top Women in Grocery

In 2022, we will be focused on increasing the representation of women in management and the representation of BIPOC and veterans overall to ensure our Associate population reflects the communities we serve.

2021 VETERAN REPRESENTATION

	NUMBER OF VETERANS	NUMBER OF ASSOCIATES	VETERAN PERCENTAGE
Directors & Above	18	182	9.9%
Managers & Supervisors	68	1,016	6.9%
Salaried Associates	37	1,259	2.9%
Hourly Associates	562	14,066	4.0%
Companywide	685	16,523	4.2%

2021 ESG REPORT | 22

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

2021 BLACK, INDIGENOUS AND PEOPLE OF COLOR (BIPOC) REPRESENTATION

	NUMBER OF BIPOC	NUMBER OF ASSOCIATES	BIPOC PERCENTAGE
Directors & Above	25	182	13.7%
Managers & Supervisors	138	1,016	13.6%
Salaried Associates	169	1,259	13.4%
Hourly Associates	3,108	14,066	22.1%
Companywide	3,440	16,523	20.8%

2021 FEMALE REPRESENTATION

	NUMBER OF FEMALES	NUMBER OF ASSOCIATES	FEMALE PERCENTAGE
Directors & Above	34	182	18.7%
Managers & Supervisors	334	1,016	32.9%
Salaried Associates	696	1,259	55.3%
Hourly Associates	6,849	14,066	48.7%
Companywide	7,913	16,523	47.9%

2021 ESG REPORT | 23

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Occupational Health and Safety

Investing in the safety of our Associates builds upon our **People First** culture of caring, and there is nothing more important than ensuring our Associates go home safely to their families every day.


Do Your Part – Be Safety Smart!


Be safety SMART

***"Do Your Part, Be Safety Smart"** is our new safety tagline, selected as the winning entry from an Associate slogan contest conducted in 2021. We believe safety must be embedded in everything we do. It is not a peripheral pursuit; rather, it's a way of working and a value shared by all Associates.*

In 2021, we hired a VP of Environmental Health & Safety (EHS), a Supply Chain EHS Manager, 17 Safety Specialists in Supply Chain, as well as a Retail Safety Specialist. Additionally, there is now a Safety Captain in every retail store. Through a multi-pronged approach, we reduced the recordable injury rate by a dramatic 48%.

48%

RECORDABLE INJURY RATE REDUCED IN 2021



Our Actions

1. GOAL SETTING: PERFORMANCE TRACKING
   - Exceeded our goal of 25% reduction in incident rate
2. RISK AND SAFETY MANAGEMENT SYSTEM
   - Deployed standardized systems across the Company
3. BEHAVIOR BASED SAFETY (BBS)
   - Established BBS process at each location to observe safe and at-risk behaviors
   - Provided feedback and coaching to correct at-risk behaviors and promote safer practices through floor walks
4. MANAGING "BIG RISKS"
   - Tightened controls for serious injury and fatality hazards
   - Implemented Permit to Work for high-hazard tasks
5. PREVENTION & IMPROVEMENT
   - Executed focused prevention campaigns to reduce incidents
   - Introduced incident sharing/lessons learned via weekly calls with the President & CEO
6. LEADERSHIP & ENGAGEMENT
   - Bolstered Associate-led safety teams to drive engagement
7. BUSINESS INTEGRATION & NETWORK SUPPORT
   - Filled all EHS roles with bench strength developed for key leadership positions

2021 ESG REPORT | 24

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

COVID-19

Our Associates have served heroically throughout the pandemic. To protect their health and safety, we established a COVID-19 taskforce that monitored CDC guidance, regulations and transmission rates to make recommendations and implement heightened safety measures across all SpartanNash facilities.

SHOT AND SCORE

SHOT AND SCORE CAMPAIGN

- Provided education about vaccine efficacy and safety, reinforcing the importance of protecting each other and our loved ones.
- Provided $100 to any Associate who received their COVID vaccine and updated their status in our HR system. More than 10,500 Associates received payment.
- In January 2022, introducing a $260 annual discount on medical plan premiums as an extra benefit and incentive for Associates who are fully vaccinated and enrolled in a SpartanNash medical plan.

+$1m

ASSOCIATE VACCINE INCENTIVES PROVIDED

$260

ANNUAL INCENTIVE FOR VACCINATED ASSOCIATES ENROLLED IN A MEDICAL PLAN IN 2022



2021 ESG REPORT | 25

Operational Excellence

Responsible and Sustainable Supply Chain Responsible and sustainable sourcing of products is a key component of our supply chain strategy as well as an opportunity to make significant progress with regard to our ESG initiatives. We collaborate with local vendors who uphold our vendor standards, provide fair and equitable working conditions and support our local communities. When food is sourced responsibly and sustainably, everyone wins – our customers, our consumers and our planet. Local Products and Partnerships SpartanNash is committed to expanding our diverse, local product offerings in our retail stores and to independent retail customers, which in turn fuel local economies while reducing food miles and meeting our customers’ growing appetite for close - to - home products. We value partnering with local farmers and entrepreneurs in the communities we serve. We understand when consumers see the label “local” on a product, they expect to use their purchasing power to support products and businesses right in their own backyards. For this reason, we define local as products that are either made or grown within the same state of the store or within 100 miles if it crosses over the border into another state. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 27 CSR

DOUBLE UP FOOD BUCKS Double Up Food Bucks Œ is a program offered through Fair Food Network with a goal to offer fresh fruits and vegetables to store guests receiving state food assistance while increasing local produce sales to support local farmers. SpartanNash has partnered with Fair Food Network since 2014, providing Double Up Food Bucks to guests receiving Supplemental Nutrition Assistance Program (SNAP) benefits at 44 of our corporate - owned retail stores. We were the first major retailer to participate in this program in Michigan and have the largest offering for store guests using SNAP benefits . We are planning to expand the program to additional stores in the future . Within our partnership with Fair Food Network, we have also advocated for the program to be available at many of our independent retail locations. Currently, 25 of our independent customers offer Double Up Food Bucks to their customers. 2014 2017 2015 2018 2020 2016 2019 2021 ESG REPORT | 28 2021 DOUBLE UP FOOD BUCKS REDEMPTIONS $1,250,000 $1,750,000 $1,500,000 $1,000,000 $750,000 $500,000 $250,000 $2,000,000 $2,500,000 An important component of Eternal Oceans is product traceability – each product lists the country of origin and whether it was a wild - caught or a farm - raised species. This level of transparency provides a path to deliver both consumer awareness and quality assurance. In addition: • We only partner with suppliers using fisheries that are certified by the Marine Stewardship Council Œ (MSC) for wild - caught species or the Global Seafood Alliance Œ Best Aquaculture Practices (BAP) and Aquaculture Stewardship Council Œ (ASC) for farm - raised species. • Our suppliers maintain close relationships with seafood industry leaders, such as the Sustainable Fisheries Partnership Œ , which allows for continual improvement in sourcing. • We do not sell any genetically modified meat and seafood within our stores or supply chain industries. Responsibly Sourced Products SEAFOOD Through our Eternal Oceans ® initiative , SpartanNash’s Open Acres ® brand of seafood is committed to educating consumers about the fishing industry and providing high - quality seafood that is sourced from suppliers who use responsible practices, including a focus on sustainability, traceability, food safety and social responsibility. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

CAGE-FREE EGGS

We set a goal to work with our suppliers to develop a sustainable and affordable 100% cage-free egg supply chain by 2025 or sooner. SpartanNash currently offers a variety of cage-free, certified organic, free-range and pasture-raised eggs in our corporate stores and to our independent retail customers through our Full Circle™ brand, Green Meadow Organics™ and Pete and Gerry's® Organic eggs, as well as some of Eggland's Best® eggs.

In 2021, 54% of eggs sold from SpartanNash wholesale were cage-free. In 2022, our goal is to surpass our 2021 results by 10%.


CAGE FREE EGGS
GRADE A X-LARGE WHITE

54%

EGGS SOLD FROM SPARTANNASH WERE CAGE-FREE

ARTIFICIAL GROWTH HORMONES

For over 14 years, Our Family® milk has been sourced from cows that are not treated with artificial growth hormones (rBST). This is also true for many other third-party milk brands we sell. None of the conventional milk sold in our corporate retail stores is sourced from cows treated with artificial growth hormones.

Vendor Standards

VENDOR CODE OF CONDUCT

We work with vendors who share our commitment to operating in a legal, ethical, safe, fair and environmentally responsible manner. We hold ourselves to high standards and choose to work with vendors that do the same. Our Vendor Code of Conduct describes our expectations for vendors and how they conduct their businesses. Our teams worked across the business in 2021 to identify our key vendor contacts and started the process of requiring all current and new vendors to review and acknowledge our Vendor Code of Conduct, committing to act in accordance with its policies.

LABOR RIGHTS FOR MIGRANT WORKERS

SpartanNash distributes fresh produce from over 150 Michigan farms. We are proud to be the first food distributor and retailer in Michigan to sign Migrant Legal Aid's Fair Food Pledge, affirming and upholding our commitment to fair and equitable labor practices for the state's more than 90,000 migrant and seasonal farmworkers and their families since 2016.

Our customers purchase fresh fruits and vegetables at our stores and independent retailers every day, and we want them to know that SpartanNash is committed to providing them with produce that has been harvested under safe and equitable working conditions. As part of this pledge, we take complaints regarding supplier labor practices seriously and are committed to working directly with suppliers to address and resolve any identified issues.



2021 ESG REPORT | 29

2021 ESG REPORT | 30 Environmental Stewardship SpartanNash is committed to environmental sustainability. We know that to be successful we need to evaluate how our business decisions — in the short - and long - term — will impact the environment through our consumption of natural resources and generation of waste materials. We also recognize that the way we operate has a direct effect on the natural environment, the communities we serve and our bottom line. We continue to raise the bar on going green with responsible solutions, energy efficiencies and sustainability initiatives aimed at respecting our environment and protecting our planet. SEMI - TRUCK TRAILERS FULL OF RECYCLED MATERIAL 1.3 k WASTE REDUCTION IN 2021 16 % In 2021, SpartanNash recycled over 25,797 metric tons of material. That’s enough material to fill nearly 1,300 semi - truck trailers. We also reduced our waste by more than 16% from 2020. Waste Reduction SpartanNash is committed to being a good steward of our environment and minimizing the amount of waste from our retail stores and distribution centers. By reducing our waste, we lessen what we’re adding to landfills and associated environmental pollution. We have programs in place to responsibly dispose of hazardous and pharmaceutical waste, to recycle where we can, and to divert as much food as possible from landfills. 4. Includes waste generated from our offices, fuel centers, retail stores and distribution centers, excluding pharmaceutical and other hazardous waste that is managed by third - party vendors WASTE GENERATED 4 2020 2021 5,000 10,000 15,000 20,000 25,000 30,000 METRIC TONS PLASTIC RECYCLING We partner with Trex , a manufacturer of wood - alternative decking, to recycle 100% of the stretch film from our stores and distribution centers in Michigan and Omaha. This stretch film is recycled into post - consumer products, such as composite decking used for porches and decks. In 2021, we recycled 482.5 metric tons of stretch film, which is equivalent to 175,000 square feet of Trex decking. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

FOOD WASTE

1. NEARLY 40 MILLION TONS OF FOOD WASTE is generated annually in the U.S.
2. $4,000 OF FOOD is thrown out every day in the average U.S. grocery store.
3. MORE THAN 10% of U.S. households are food insecure.

SpartanNash is committed to reducing food waste from our distribution centers and retail stores.

Our strategies to reduce food loss include improved forecasting, procurement, inventory control and food handling.

We also closely track our inventory so edible food nearing its best-before date can be donated to prevent waste. This includes pantry staples, shelf stable products, and highly sought-after fresh dairy, meat and produce as well as display products from our annual food shows. We partner with local food banks and food pantries throughout our footprint to reduce food waste and fight hunger. These donations totaled over 6 million pounds, diverting 11.3% of our potential landfill waste and providing the equivalent of more than 5 million meals to families.



6m

POUNDS OF FOOD DONATED FROM OUR STORES AND DISTRIBUTION CENTERS

Flashfood®

Flashfood is an app where consumers can shop at up to a 50% discount for food nearing its best-before date. By partnering with Flashfood, we help consumers find affordable food and eliminate food waste.

In 2021, we introduced this program in 27 retail stores, eliminating more than 146,000 pounds of potential food waste. We will expand the program to additional stores in 2022.

> *With our donations and Flashfood partnership combined, we diverted 12% of our potential food waste from landfills.*



27

PARTICIPATING FLASHFOOD STORES



146k

POUNDS OF POTENTIAL FOOD WASTE ELIMINATED

2021 ESG REPORT | 31

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Energy and Emissions

As we continue to invest in energy-saving technology and equipment and renewable resources, our goal is to minimize our carbon footprint across the business.

LIGHTING UPGRADES

We upgraded lighting to use LEDs in 84 stores and 11 distribution centers, resulting in a total annual energy reduction of 28,083,191 kWh. This reduced our CO_2 emissions by 19,902 metric tons, which is equivalent to energy use of 2,397 homes for one year.[5]



84 STORES WITH UPGRADED LED LIGHTING

11 DISTRIBUTION CENTERS WITH UPGRADED LED LIGHTING

28m KWH ANNUAL ENERGY REDUCTION

ENERGY AND WATER CONSUMED IN OUR RETAIL STORES AND DISTRIBUTION CENTERS

	2020	2021
ELECTRICITY[6]	345,764 MWh	321,511 MWh
Percentage Renewable	13.5%	13.5%
NATURAL GAS	609,351 MMBtu	570,853 MMBtu
WATER	158,290,865 Gallons	148,425,999 Gallons

7% ELECTRICITY USAGE REDUCED IN 2021

Figures in the energy chart exclude data in both 2020 and 2021 for 20 retail stores (Martin's banner), seven quick stops, six distribution centers and Martin's Indiana main office that were closed, acquired or opened in 2020 and 2021. Excluding these openings, acquisitions and closures, electricity reduction was 7% and natural gas reduction was 6%.

5. According to EPA calculator at epa.gov/energy/measure-impact-your-energy-use-environment
6. Includes electricity sources from the power grid and renewable energy from Power Purchase Agreements

2021 ESG REPORT | 32

2021 ESG REPORT | 33 COMMERCIAL FLEET EFFICIENCIES 2020 MILES 2021 MILES SpartanNash Fleet 57,100,488 55,587,628 Leased Vendor Miles 16,816,900 17,005,733 Total Miles 73,917,388 72,593,360 To reduce our carbon footprint, we’ve focused on increasing the efficiency of our commercial fleet . In 2021 , we increased our fuel efficiency through equipment enhancements : 1 Automatic transmission 2 Aerodynamic chassis 3 New Cummins X15 engine In 2022, we will focus on reducing the miles our food travels through network optimization. Planned collaborations with logistics partners are expected to drive supply chain efficiencies that maximize the delivery and transportation of our goods. We’ll also be introducing a new Transportation Management System to further reduce our overall miles traveled by calculating more efficient routes. INCREASE IN MPG SINCE 2013 21 % Since 2013, our MPG increased 21%, from 6.14 MPG to 7.45 MPG. MILEAGE 7.5 7 6.5 6 0 2013 2014 2015 2016 2017 2018 2019 2020 2021 Workers in chrome plating facilities are exposed to toxic and hazardous heavy metals . This includes hexavalent chromium, a known carcinogen, and lead, which can be absorbed through the skin and cause organ and brain damage. In addition, communities around these facilities are exposed to environmental and health risks. Due to these detrimental impacts, we eliminated chrome plating products on our tractors in 2021. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

Insights That Drive Solutions

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Customer Health & Wellbeing

As a food solutions company, we're dedicated to promoting health and wellbeing by offering nutritious products with responsible labeling, as well as by providing exceptional pharmacy services. These initiatives are led by our in-house Registered Dietitian and pharmacy team, with support from consultants and partner organizations.

Healthy & Nutritious Offerings

NUTRITION PATHWAYS

Patients' needs in managing chronic or acute health conditions, allergies or intolerances are complex, spanning individual lifestyle preferences to therapeutic diets. It can be difficult and overwhelming for guests to find products to meet their evolving needs. Nutrition Pathways® highlights the most nutritious foods for managing a health condition, following a specific lifestyle, or just wanting to make healthier choices. SpartanNash has done the work and labeled products that will help store guests find the better-for-you and lifestyle items that meet their dietary needs.

One hundred and twenty corporate-owned stores have Nutrition Pathways as a label-reading resource for our shoppers. Hospitals also use Nutrition Pathways to help guide patients in their outpatient programs on proper nutrition choices for their condition. We will continue to grow and strengthen our partnerships and referral systems within the healthcare industry to maximize the benefit of Nutrition Pathways.

We update the Nutrition Pathways attributes as new lifestyles, attributes and ingredients rise in attention and need. Additional new Pathways include carb-friendly, heart-healthy, local and other health attributes that are experiencing a growth in sales and online searches.


HEART HEALTHY
5 OR LESS INGREDIENTS
GLUTEN FREE
LOW SODIUM
NON DAIRY
FREE FROM
LACTOSE FREE
FRAGRANCE FREE
NOTHING ARTIFICIAL
PARABEN FREE
WHOLE GRAIN
HIGH FIBER
SUSTAINABLE
VEGAN PLANT BASED
ORGANIC
HYPOALLERGENIC
GOOD SOURCE PROTEIN
NO ADDED SUGAR
K PAREVE
MEAT FIRST
NUT FREE
NON GMO

2021 ESG REPORT | 35

Kids Crew Obesity is a serious health concern in the United States, affecting more than one in five children. The number of children who are overweight increased during the pandemic, along with an increased intake of processed food and new mental health challenges. We pivoted our Kids Cre w Œ program to become primarily virtual in 2020 due to COVID - 19. In 2021 , the program offered printable coloring pages, educational activity sheets and videos to teach children about healthy eating and help improve the diet of kids at home . We hosted virtual family - friendly and kid - friendly cooking classes that included recipe cards for participants to follow along with, friendly Kids Crew characters, and coupons for 120 corporate stores. We also featured a Kids Crew endcap to promote dietitian - approved, kid - friendly products at one of our signature locations, Forest Hills Foods. Our 2022 goal is to create a Kids Crew destination and presence in all corporate stores to teach the next generation how to make healthier decisions in the grocery store aisles. We will continue to provide digital services to make learning about nutrition fun and educational to encourage long - term healthy behaviors. 2021 ESG REPORT | 36 CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Responsible Labeling

Facts Up Front

Today's busy consumers want nutritional information and convenience. Each private label SKU in our exclusive Our Family® and Open Acres® brands features Facts up Front® to deliver easy to find, at-a-glance product information.

Created by the food industry and retailers and led by the Consumer Brands Association® and The Food Industry Association (FMI), Facts up Front is a voluntary labeling initiative that is designed to help consumers compare products and make more informed choices when it comes to several key nutrient facts —calories, saturated fat, sodium and sugar —by summarizing important nutrition information from the Nutrition Facts panel in a simple and easy-to-use format on the front of food and beverage packages.

In 2021, the SpartanNash team redesigned existing product labels and designed labels for new offerings to include the Facts up Front panel placement on all Our Family and Open Acres brand products. In 2022, we plan to continue rolling out Facts up Front to all our OwnBrands products.





Examples of our Our Family® cheese and orange juice with Facts up Front labeling, which makes it easier for consumers to make informed choices about nutrition.

Products with Bioengineered Ingredients

In 2021, we also redesigned packaging for any of our OwnBrands portfolio of products that contain bioengineered ingredients to include a QR code directing consumers to a product disclosure page with more information. All of our products comply with the regulatory label requirements set forth by the USDA.

Gluten-free Foods

Many consumers need or want to eat gluten-free foods. We're making it easier for them at ourfamilyfoods.com. Consumers can look up specific items or browse a list of gluten-free items within the Our Family brand. We're updating this list quarterly with verification from each individual product manufacturer. As an added layer of support, consumers can also contact our Customer Care Hotline for product information.


Our Family
Gluten Free
MAC & CHEESE
DINNER

2021 ESG REPORT | 37

Enhanced Pharmacy Services In addition to dispensing medications, we are continually focused on helping our over 340,000 pharmacy patients with convenient and affordable care to improve their health. Affordable, Accessible Healthcare • Through a partnership with Bonum He alth Œ , we offer an $11/month telemedicine subscription for guests who are uninsured, under - insured or just looking for cost savings. This subscription covers an adult and all household dependents (18 and younger) with up to five telemedicine visits monthly with a U.S. Board - Certified provider. • Since 2018, SpartanNash has offered our TimelyMeds ® prescription packaging program at our retail pharmacy locations throughout Michigan. The 28 - day set of personalized pill punch packs — offered for no additional charge — is designed for customers who take multiple medications or manage multiple medications for others. In 2021, 770 patients used TimelyMeds to safely track their medications. • Our Medsave ® Card program provides discounted medication for the whole family on a variety of prescription drugs, vaccinations and pet medications. • In 2021, we advocated with state lawmakers for regulatory oversight of Pharmacy Benefit Managers (PBMs), which are driving up the costs of prescription drugs for our patients. COVID - 19 VACCINATIONS ADMINISTERED IN OUR COMMUNITIES 2021 ESG REPORT | 38 140k + VACCINE CLINICS We hosted more than 70 vaccine clinics in our communities, in collaboration with various community partners, to make vaccinations accessible and convenient. We designed some of the clinics specifically for teens to make them more comfortable with the process and, where possible, accommodated their school and sports schedules. Our work with vaccinating teens was highlighted by the CDC in its May 2021 report to the White House. Within some school districts, we were able to hold multiple on - campus events to support school staff, seniors of their communities, teens and even 5 - to 11 - year - olds. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

The information security management system is Payment Card Industry (PCI) certified and aligned to the Center for Internet Security (CIS) controls, CIS benchmark standards and National Institute of Standards and Technology Cybersecurity Framework (NIST CSF). We also comply with all federal and state regulatory requirements such as HIPAA (Health Insurance Portability and Accountability Act), HITECH (Health Information Technology for Economic and Clinical Health Act) and Sarbanes - Oxley Act (SOX). The CISO reports progress on the security program quarterly to a Security Governance Council, composed of members of the Executive Leadership Team. Additionally, the CISO is part of the Board of Directors’ Audit Committee working group, which oversees progress with the NIST CSF and compliance with SOX as well as other IT requirements. We have a Governance, Risk and Compliance function to ensure the organization is advancing the security program, reviewing the Furthermore, each brand within the SpartanNash family has a privacy policy that mirrors the SpartanNash privacy policy. The privacy policy explains how to opt out of information sharing. security strategy annually, and adjusting to meet evolving threats. We partner with a third - party risk management function to ensure vendors are adhering to our security and privacy requirements and that key vendors are continually monitored for any security issues. SpartanNash has a dedicated security operations center team that validates and responds to threats. We use a third - party managed security service provider to monitor and support our security incident and event management, endpoint detection and response, email protection and data loss prevention technology. Data Privacy and Security With Insights That Drive Solutions as one of our Core Capabilities, we must protect the valuable information that we collect, store, process and/or share. Any security breach has the potential to jeopardize the trust of our key stakeholders. We are committed to reducing cyber risk and protecting sensitive data with a multi - layered approach. Information Security SpartanNash has a Chief Information Security Officer (CISO), who reports to the Chief Information Officer (CIO) and leads a dedicated team of information security personnel. The Information Security Organization (ISO) is composed of governance, risk, compliance, security architecture and security operations. The ISO has responsibility for developing the security strategy, ensuring compliance to security standards, third - party risk, insider risk, identity and access management, hunting for threats, monitoring and validating security alerts, and preparing and responding to security incidents. Privacy In addition to the above information security measures and governance, SpartanNash has a privacy policy and data classification policy that determine how we collect, store and share information provided to us by our customers, partners and guests. OUR APPROACH TO IDENTIFYING RISKS FOR DATA SECURITY, PRIVACY, AND CYBERSECURITY INCLUDE: • Weekly vulnerability scans on all of our devices. • Use of a third party to execute periodic penetration testing on both external and internal networks. Key controls are audited by internal and external auditors. • Security intelligence programs identify emerging threats and employ threat - hunting technology. We have a risk management framework to ingest, process and assess security risks from various inputs, such as Associates, technology and third parties. The risks are input into a central risk register and reviewed bi - weekly for action. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 39 CSR

To keep safe the Protected Health Information (PHI) that we retain about Associates and guests using our pharmacy services, SpartanNash uses a third - party provider that is both HIPAA and HITECH compliant to collect and store this sensitive information. All PHI data is encrypted both in transit and at rest. The third - party provider has a dedicated information security team to monitor security incidents and will notify the SpartanNash security operations team if any alerts are identified. All Associates who handle, store or process electronic or physical PHI covered under HIPAA must attend annual HIPAA training. Policy and procedures for PHI data storage and destruction are in place to limit unintentional data exposure, including protecting against inadvertent exposure of ePHI during transmission with partner organizations. Data loss prevention tools are in place to identify and alert personnel when ePHI is potentially exposed. Our private cloud systems are based in Microsoft Azure, with multi - factor authentication and security logging of all access. All data is encrypted both in transit and at rest. Our on - premises data centers are secure, with 24/7 video monitoring by security guard. Badge access is required to get into the data center, and visitors are required to be escorted and sign in/out. • Associates with email accounts are subject to monthly phishing tests to determine if additional cybersecurity awareness training is required. • All Associates handling credit card data receive security awareness training upon hire and yearly thereafter according to the current PCI - Data Security Standard. • Annual training is required for all Associates who directly interact with PHI or Associates who have a business need to access systems or inventories where PHI is stored or used for business processes. • Metrics on security awareness training are reviewed by the Audit Committee to ensure Associates are keeping up with their security training . • The information security team and IT supporting teams perform periodic simulations of security incidents to prepare the incident response teams for various cybersecurity situations . TRAINING AND AWARENESS PROGRAMS • All Associates who use SpartanNash technology are required to take security awareness training upon hiring and quarterly thereafter . Topics are selected based upon current threats on the internet or risks to the SpartanNash environment and/or industry sector . CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 40 CSR

Governance

Our ESG strategy aligns to SpartanNash’s Core Capabilities – People, Operational Excellence and Insights That Drive Solutions – so that it is embedded within our corporate identity and overarching Company strategy. The SpartanNash Board believes that effective corporate governance should reinforce a culture of corporate integrity, foster the Company’s pursuit of profitable growth and ensure quality and continuity of corporate leadership. ESG is governed through the following: Compensation Committee: Human Capital Management Audit Committee: IT, Cybersecurity, Data Security, Ethics Reporting and Regulatory Compliance Nominating & Corporate Governance Committee: D&I and All Other ESG Initiatives ESG Governance In 2021, we formalized our ESG strategy, developed a cross - functional ESG committee with advocacy at the Executive Leadership Team level, and committed to disclosing our progress against this strategy with oversight from the Board of Directors. PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 42 CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

The SpartanNash Board

In the summer of 2021, our Board went through a deliberate and thorough refreshment process, with the assistance of a leading executive search firm, to ensure the Board continues to have the right combination of skills, experience and diversity to oversee value creation for shareholders.

Our Refreshment Results

In February of 2022, three independent Directors were appointed– Julien R. Mininberg, Jaymin B. Patel and Pamela S. Puryear, Ph.D. These three individuals represent the culmination of this process and will provide complementary skills that will help support our continued growth. They collectively bring valuable experience leading or serving on boards of public companies, along with expertise directly relevant to advancing SpartanNash's strategic objectives. We look forward to benefiting from their insights and leadership.

2021 BOARD COMPOSITION


8 of 9
INDEPENDENT BOARD MEMBERS


2 of 9
RACIALLY DIVERSE BOARD MEMBERS


3 of 9
FEMALE BOARD MEMBERS

2021 BOARD MEMBERS


DOUGLAS A. HACKER
Chairperson


TONY B. SARSAM
President & CEO


M. SHÂN ATKINS
Director, Audit Committee Chairperson


DR. FRANK M. GAMBINO
Director


YVONNE R. JACKSON
Director, Compensation Committee Chairperson


MATTHEW M. MANNELLY
Director


ELIZABETH A. NICKELS
Director


MAJ. GEN. (RET.) HAWTHORNE L. PROCTOR
Director


WILLIAM R. VOSS
Director

2022 NEW MEMBERS


JULIEN R. MININBERG
Director


JAYMIN B. PATEL
Director


PAMELA S. PURYEAR, Ph.D.
Director

2021 ESG REPORT | 43

Promoting Business Ethics and Compliance SpartanNash has proudly served our communities for more than 100 years, and we have worked hard to earn the trust of our Associates, customers and guests. How Associates conduct themselves is a key part of preserving SpartanNash’s respected reputation. AUDIT COMMITTEE The Audit Committee of the Board of Directors oversees the Company’s internal audit and ethics programs, including compliance with SpartanNash’s Code of Conduct, and the investigation and successful resolution of reports received through EthicsPoint ® , the Company’s ethics report line. The SpartanNash Code of Conduct guides the ethical behavior and decisions of our Associates. Because of its importance to our reputation and the foundation of our business, in 2021, we made updates to the Code of Conduct to ensure our policies drive honorable and compliant decision - making across the organization. To ensure all Associates knew about updates made to the Code of Conduct, acknowledgment via our HR system was required. This allowed Associates to review the Code carefully and take special note of where to find it in the future. Risk Oversight Management of risk is the direct responsibility of SpartanNash’s senior leadership team. The Board of Directors is responsible for overseeing our risk management and mitigation to ensure that the Company is informed and deliberate in its risk - taking. Our primary mechanisms for risk management include our (i) enterprise risk management program, (ii) internal audit program, (iii) strategic review sessions held between the Board and management, and (iv) external audit by an independent accounting firm. The Board also implements its risk oversight function both as a whole and through committees, which meet regularly and report back to the full Board. CEO LETTER 2021 ESG REPORT | 44 WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

ANONYMOUS REPORTING AND WHISTLEBLOWER PROTECTION All Associates are responsible for helping to ensure that SpartanNash maintains a work environment that is free from unlawful and unethical behavior. SpartanNash requires reporting of all such conduct, regardless of the Associate’s identity or position. If an Associate believes they or someone they know have been subject to conduct prohibited by this policy or witnessed such conduct, they are encouraged to discuss concerns with their immediate supervisor or Human Resources representative. Supervisors are required to report all instances of unlawful and unethical behavior, including conflicts of interest, harassment, discrimination or retaliation (either observed or reported) to the Human Resources Department for internal investigation. For serious concerns, including those when the Associate’s immediate supervisor or Human Resources representative is involved, reports can also be filed through the SpartanNash third - party ethics report line. SpartanNash prohibits taking negative or retaliatory action against any Associate for reporting workplace violations or for cooperating in an investigation. Each account of noncompliance is investigated, and results are communicated to the Board of Directors by the Chief Legal Officer and Executive Vice President. The Legal team also compiles and analyzes all reports that come in to the SpartanNash ethics report line and shares this with the Board of Directors on a quarterly basis. Annual compliance training is required for managers and above. CEO LETTER 2021 ESG REPORT | 45 WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

Corporate Social Responsibility

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

CSR at SpartanNash

Hunger, Heroes and Hope

In 2021, we refocused our corporate social responsibility (CSR) and philanthropy strategy to align to three primary pillars – Hunger, Heroes and Hope.

This strategy provides us with a roadmap of how we as a Company can sustain and scale our commitments, predict and respond to emerging needs, and engage our Associates and communities in socially responsible ways.

HUNGER PROGRAMS THAT SUPPORT:

- Reducing food waste
- Fighting food insecurity
- Health and nutrition access and education

HEROES PROGRAMS THAT SUPPORT:

- U.S. military servicemembers, veterans and their families
- Community leaders, including teachers, law enforcement, healthcare workers and blood donors
- SpartanNash frontline heroes and Associate volunteers
- Disaster relief

HOPE PROGRAMS THAT SUPPORT:

- Career skills training and pathways
- A more sustainable environment
- Diversity & Inclusion

$1.1m

DONATED IN 2021[7]



7. In 2021, SpartanNash's corporate giving totaled $1.17m, including sponsorships, education and fundraising.

2021 ESG REPORT | 47

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Hunger

MILK DRIVE

$350k
RAISED TO SUPPORT FAMILIES IN NEED

127.5k
GALLONS OF MILK DONATED TO LOCAL FOOD BANKS

100%
OF FUNDS DONATED

In 2021, we hosted our first milk drive fundraiser to earn donations for local food banks and pantries in the communities we serve. From Aug. 15-29, SpartanNash partnered with the United Dairy Industry of Michigan and store guests to raise $350,000 - equivalent to 127,465 gallons of milk - with 100% of the funds donated to local food banks and pantries to support families in need. Our 145 SpartanNash-owned grocery stores participated in the milk drive - primarily under the banners of Family Fare®, D&W® Fresh Market, VG's® Grocery, Martin's® Super Markets and Dan's Supermarket® - to support more than 100 local food banks and pantries. Those who could not make it to a store were able to text MILK to 23065 to donate. The milk supplied during and after the SpartanNash campaign comes from nearly 1,200 dairy farms throughout the region - 97% of which are family owned.




Order
YOU'RE GONNA NEED
FOR THAT.
got milk?
MILK



"WE ARE THRILLED WITH THE SUCCESS OF THIS SPARTANNASH MILK DRIVE. SPARTANNASH ASSOCIATES AND SHOPPERS STEPPED UP TO ASSIST LOCAL FAMILIES IN NEED, RAISING FUNDS TO SUPPLY OVER 2 MILLION GLASSES OF PROTEIN-RICH, BONE-BUILDING MILK FOR THEIR MEALS. THE MICHIGAN DAIRY FARMERS ARE PROUD THEY GET TO SEE THEIR PRODUCT NOURISHING THE COMMUNITIES THEY SERVE."

— SHARON TOTH, MS, RDN; UNITED DAIRY INDUSTRY OF MICHIGAN CEO

2021 ESG REPORT | 48

FAMILY MEALS MONTH As part of its commitment to deliver the ingredients for a better life, SpartanNash developed the award - winning Family Meals Month campaign to inspire families to gather for nutritious meals, supporting the mental and physical health of every family member. The campaign prioritized community education with recipes, table conversation starters, cooking demonstrations and webinars, along with other tools from SpartanNash’s Health and Wellness Specialist and Registered Dietitian, to support mental health. Building off its 2020 campaign, SpartanNash added new partnerships and marketing strategies throughout 120 SpartanNash - owned grocery stores, its digital footprint and strategic marketing partnerships. A few of these initiatives included a month - long TV and radio campaign, a shopper - marketing partnership, and new community partnerships with i understand , Mosaic Counseling , Special Olympics and Grand Valley State University to help raise awareness about mental wellness. In addition, the Company hosted its first health and wellness farmers market event, which was held at various SpartanNash retail locations to promote both family meals and fruit and vegetable consumption to support mental health. SpartanNash received the 2021 Gold Plate Award from The Food Industry Association (FMI) Foundation for the campaign. This marks the third Gold Plate Award for SpartanNash and the second consecutive win for the Family Meals Month campaign. The FMI Foundation created the Gold Plate Award in 2013 to highlight the outstanding programs implemented by the retail food industry to encourage family meals. The leading food industry association rated applicants and campaigns based on several criteria, including originality, creativity, corporate participation and reach of program. SpartanNash received the Gold Plate Award in the 50 - 199 stores retail category, which was also awarded to the Company in 2020 and 2017. CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 49 CSR

Heroes DISASTER RELIEF SpartanNash is committed to helping communities that experience natural disasters. With our vast distribution network, we are uniquely equipped to enter communities in their worst moments. In 2021, SpartanNash was able to immediately react and initiate the following donations to areas that suffered disasters: New Orleans: Hurricane Ida • Delivered three semi loads of food and bottled water to local organizations • Left trailer behind for a week to assist with secure product storage Omaha: Severe Storms • Delivered two semi loads of bottled water San Antonio: Freezing Weather Conditions • Delivered two semi loads of bottled water Kentucky: Tornados • Delivered five semi loads of bottled water, personal care and baby items Haiti: Earthquake • Donated $25,000 to Hope for Haiti to deliver medication and medical supplies, distribute water filtration systems and more Afghanistan: Refugee Humanitarian Crisis • Donated $25,000 to International Rescue Committee to provide cash assistance, health services, education and resettlement to the U.S. The donation provides the equivalent of 370 tents, food for 5,700 children, medical care for 217 children and 10 mobile clinics • Our military division provided mission - critical airlifts of essential supplies, including nearly 2,000 cases of baby food, formula, toothbrushes, diapers, Pedialyte, cookies, snacks, foam plates and flatware. The team pulled, date - checked, inspected and packed the materials for a delivery to McGuire Air Force Base, where the supplies were sent overseas to the Ramstein Air Force Base in Germany and distributed to thousands of Afghan refugees throughout Europe CEO LETTER 2021 ESG REPORT | 50 WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE CSR

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Community Heroes

SpartanNash FOUNDATION

Throughout the year, the SpartanNash Foundation invites the communities we serve to join in supporting our national, regional and local 501(c)(3) non-profit partners. Guests to SpartanNash-owned stores or those who shop online can make a donation at checkout.

Our charitable partners are carefully selected to ensure the dollars raised are effectively used in the local community. SpartanNash underwrites all operational expenses, ensuring that every dollar goes directly to the partner organization.

In 2021, the SpartanNash Foundation granted nearly $1.1 million through four campaigns, benefiting local Habitat for Humanity® chapters, Special Olympics®, food pantry partners and patriotic partners Honor and Remember, Team Red, White and Blue®, and Operation Homefront.



$1.1m

GRANTED FROM THE SPARTANNASH FOUNDATION

$6.1m

RAISED FOR LOCAL NON-PROFITS SINCE 2015

Military Heroes

GRAND VALLEY STATE UNIVERSITY'S MICHIGAN VETERAN ENTREPRENEUR LAB

Since 2019, SpartanNash has been a sponsor of the Michigan Veteran Entrepreneur-Lab (MVE-Lab), which hosts two cohorts each year. It is a free three-month entrepreneurship accelerator for veterans and/or military spouses designed to provide hands-on startup education for those interested in starting their own business. We have had the opportunity to mentor these participants throughout the process and hold a judging seat during the final showcase competition that awards $25,000 in prize money toward the winners' small business needs.



2021 ESG REPORT | 51

CEO LETTER | WHO WE ARE | ESG STRATEGY | PEOPLE | OPERATIONAL EXCELLENCE | INSIGHTS THAT DRIVE SOLUTIONS | GOVERNANCE | CSR

Hope

THE SALVATION ARMY

Every year, SpartanNash allows the Salvation Army bell ringers and red kettles in our retail stores to raise money for the local community. The generosity of our store guests inspires hope through a variety of year-round services and programs. The money raised helps people of all ages and backgrounds who are experiencing hard times and need assistance with essentials such as food, clothing and housing. In 2021, the Salvation Army was able to raise $513,584 throughout SpartanNash stores.

$513k

RAISED IN STORES


I AM A
"BELL RINGER"

EARTH WEEK

In 2021, SpartanNash reinvigorated our Earth Week campaign through a partnership with 19 Goodwill Industries® locations. The campaign invites SpartanNash Associates and retail store guests to donate clothes, electronics and household goods to keep the items out of landfills and support Goodwill's workforce development training. Throughout the campaign, we worked to engage and educate our guests, communities and Associates about environmental stewardship.

- Our 2021 Earth Week program brought in 576,072 pounds of donations. Not only are these donations given a second life – avoiding landfills – they also correlated to 123,446 hours of Goodwill workforce development training in our communities last year.
- Since 2011, our Earth Week donation drive for Goodwill has resulted in 1,893,997 pounds of materials diverted from landfills and approximately 405,858 hours of workforce development training.

406k
HOURS OF WORKFORCE DEVELOPMENT TRAINING SINCE 2011

1.8m
POUNDS DIVERTED FROM LANDFILLS SINCE 2011

576k
POUNDS OF 2021 DONATIONS

2021 ESG REPORT | 52

Store guests can use their purchasing power to support their favorite non - profit organizations. Eligible organizations can earn a $1,000 check by collecting $150,000 in eligible receipts from participating SpartanNash - owned retail stores and fuel centers in eight states. Since launching Direct Your Dollars ® in 2016, SpartanNash has granted nearly $1.9 million to our nonprofit partners. DIRECT YOUR LABELS Through this program, participants collect labels from Our Family ® products and redeem them for financial support for local non - profits. In 2021, we supported 194 non - profit organizations. DIRECT YOUR DOLLARS This program is one of the many ways in which we partner with the communities surrounding our corporate retail stores. Change lives, one receipt at a time. TM TM CEO LETTER WHO WE ARE ESG STRATEGY PEOPLE OPERATIONAL EXCELLENCE INSIGHTS THAT DRIVE SOLUTIONS GOVERNANCE 2021 ESG REPORT | 53 CSR

Appendix

SASB SCORECARD

TOPIC	ACCOUNTING METRIC	RESPONSE	CODE
Fleet Fuel Management	Fleet fuel consumed, percentage renewable	109254.55 GJ (Gigajoules), 0% renewable	FB-FR-110a.1
Air Emissions from Refrigeration	Gross global Scope 1 emissions from refrigerants	70,281 Metric tons (t) CO_2-e	FB-FR-110b.1
	Percentage of refrigerants consumed with zero ozone-depleting potential	Data is currently being reviewed and assessed for disclosure in the future	FB-FR-110b2
	Average refrigerant emissions rate	Data is currently being reviewed and assessed for disclosure in the future	FB-FR-110b3
Energy Management	(1) Operational energy consumed, (2) percentage grid electricity, (3) percentage renewable	See Energy and Emissions	FB-FR-130a.1
Food Waste Management	Amount of food waste generated, percentage diverted from the waste stream	Data is currently being reviewed and assessed for disclosure in the future	FB-FR-150a.1
Data Security	(1) Number of data breaches, (2) percentage involving personally identifiable information (PII), (3) number of customers affected	(1) 0, (2) 0%	FB-FR-230a.1
	Description of approach to identifying and addressing data security risks	See Data Security	FB-FR-230a.2
Food Safety	High-risk food safety violation rate	Average of 1.36 critical violations per store per audit in 2021	FB-FR-250a.1
	(1) Number of recalls, (2) number of units recalled, (3) percentage of units recalled that are private-label products	(1) 47 recalls (2) ~168,481 (3) ~9.57% of recalled products were private label products	FB-FR-250a.2
Product Health & Nutrition	Revenue from products labeled and/or marketed to promote health and nutrition attributes	We do not disclose this information publicly	FB-FR-260a.1
	Discussion of the process to identify and manage products and ingredients related to nutritional and health concerns among consumers	See Customer Health and Wellbeing	FB-FR-260a.2

2021 ESG REPORT | A1

SASB SCORECARD

TOPIC	ACCOUNTING METRIC	RESPONSE	CODE
Product Labeling & Marketing	Number of incidents of non-compliance with industry or regulatory labeling and/or marketing codes	0	FB-FR-270a.1
	Total amount of monetary losses as a result of legal proceedings associated with marketing and/or labeling practices	$0	FB-FR-270a.2
	Revenue from products labeled as (1) containing genetically modified organisms (GMOs) and (2) non-GMO	(1) At this time, we do not track products labeled as containing GMOs (2) SpartanNash Total (Wholesale & Retail) saw revenue of $130 million within items labeled as 'non-GMO'	FB-FR-270a.3
Labor Practices	(1) Average hourly wage and (2) percentage of in-store and distribution center employees earning minimum wage, by region	(1) retail and distribution center averages $15.89/hr, (2) Currently we do not disclose this information publicly	FB-FR-310a.1
	Percentage of active workforce covered under collective bargaining agreements	6.7%	FB-FR-310a.2
	(1) Number of work stoppages and (2) total days idle	(1) 0 stoppages, (2) 0 days idle	FB-FR-310a.3
	Total amount of monetary losses as a result of legal proceedings associated with: (1) labor law violations and (2) employment discrimination	Currently we do not disclose this information publicly	FB-FR-310a.4
Management of Environmental & Social Impacts in the Supply Chain	Revenue from products third-party certified to environmental or social sustainability sourcing standard	Data is currently being reviewed and assessed for disclosure in the future	FB-FR-430a.1
	Percentage of revenue from (1) eggs that originated from a cage-free environment and (2) pork produced without the use of gestation crates	(1)24.2% of our retail eggs sold are cage free, and 54% of our wholesale eggs sold are cage free. (2)Data is currently being reviewed and assessed for disclosure in the future	FB-FR-430a.2
	Discussion of strategy to manage environmental and social risks within the supply chain, including animal welfare	n/a	FB-FR-430a.3
	Discussion of strategies to reduce the environmental impact of packaging	n/a	FB-FR-430a.4

2021 ESG REPORT | A2

SASB SCORECARD ACTIVITY METRIC RESPONSE CODE Number of (1) retail locations and (2) distribution centers (1) 145 owned and operated retail stores (2) 18 distribution centers FB - FR - 000.A Total area of (1) retail space and (2) distribution centers (1) 594,900 Square meters (m2) (2) 802,880 Square meters (m2) FB - FR - 000.B Number of vehicles in commercial fleet 611 vehicles in commercial fleet FB - FR - 000.C Ton miles traveled Data is currently being reviewed and assessed for disclosure in the future FB - FR - 000.D 2021 ESG REPORT | A3

FORWARD - LOOKING STATEMENTS The matters discussed in this report include “forward - looking statements” about the plans, strategies, objectives, goals or expectations of the Company. These forward - looking statements are identifiable by words or phrases indicating that the Company or management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “may,” “could,” “should,” “will” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that the Company is “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward - looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company’s ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID - 19 pandemic; the Company’s ability to manage its private brand program for U.S. military commissaries; the Company’s ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company’s dependence on certain major customers, suppliers and vendors; disruptions to the Company’s information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long - lived assets; the Company’s ability to successfully manage leadership transitions; the Company’s ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product - related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10 - K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward - looking statements to reflect developments that occur or information obtained after the date of this report. Important Additional Information and Where to Find It The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www . sec . gov . Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www . spartannash . com, or by contacting SpartanNashIR@ icrinc . com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC . Certain Information Regarding Participants to the Solicitation The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 13, 2021, the Company’s Annual Report on Form 10 - K for the year ended January 2, 2022, filed with the SEC on March 2, 2022, and in the Company’s Current Reports on Form 8 - K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement for its 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available. 2021 ESG REPORT | A4

INSERTING and REPLACING SpartanNash Releases Inaugural ESG Report Detailing Progress to Deliver Ingredients for a Better Life Report details efforts and accountability for initiatives surrounding People, Operational Excellence and Insights That Drive Solutions

SpartanNash
2021 ESG REPORT
PUTTING PEOPLE FIRST:
A Sustainable and Resilient Future

SpartanNash (Photo: Business Wire)

March 28, 2022 10:41 AM Eastern Daylight Time

GRAND RAPIDS, Mich.--(BUSINESS WIRE)--Insert above boilerplate: **Important Additional Information and Where to Find It** and **Certain Information Regarding Participants to the Solicitation** sections.

The updated release reads:

SPARTANNASH RELEASES INAUGURAL ESG REPORT DETAILING PROGRESS TO DELIVER INGREDIENTS FOR A BETTER LIFE

Report details efforts and accountability for initiatives surrounding People, Operational Excellence and Insights That Drive Solutions

Building on a commitment to deliver the ingredients for a better life, food solutions company **SpartanNash** (the "Company") (Nasdaq: SPTN) has released its inaugural Environmental, Social and Governance ("ESG") report. The report supports SpartanNash's ongoing efforts to drive transparency and Company excellence, while highlighting strategic priorities and successes tied to specific ESG milestones and metrics.

"The release of our first-ever ESG report is just the beginning of the transformational journey happening at SpartanNash, and it serves as a reminder that we can only achieve business success when we protect and enhance the interests of our stakeholders," said SpartanNash President and CEO Tony Sarsam. "Our Board of Directors, Executive Leadership Team and Associates have made a long-term commitment to promoting and integrating ESG into how we achieve our mission.

We are proud of where we are today but recognize that progress is a journey, and we will dig deeper to set new benchmarks this year while continuing to hold ourselves accountable to ensure transparency and deliver a reliable, sustainable and resilient future for our stakeholders.” SpartanNash has a legacy of community support and now has an emphasis on communicating sustainability and its commitment to promote and integrate ESG values. This report signals a new dedication to sharing the Company’s ESG progress annually with the public and key stakeholders, including 17,500 Associates working on the frontlines and behind the scenes every day to help keep American families stocked with food, medicine and household supplies. SpartanNash’s ESG focus areas and corporate strategy align with the United Nations Sustainable Development Goals (“UN SDGs”), a shared framework to “improve health and education, reduce inequality, and spur economic growth – all while tackling climate change and working to preserve our oceans and forests.” The report structurally details SpartanNash’s ESG strategy that highlights SpartanNash’s core capabilities – People, Operational Excellence and Insights That Drive Solutions: People: As a People First Company, SpartanNash prioritizes engaging, developing and rewarding Associates; ensuring a diverse and inclusive workforce; and keeping Associates safe. Operational Excellence: As a top grocery distributor in the United States, SpartanNash understands the critical need to focus on efficiency, applied use of technology and partnerships to reduce waste. This portion of the report also covers optimizations to reduce the Company’s energy usage and carbon footprint. Insights That Drive Solutions: As a food solutions Company, SpartanNash is dedicated to promoting health and wellbeing by offering nutritious products with responsible labeling, as well as providing exceptional pharmacy services. This section of the report covers initiatives that focus on healthy, convenient and local options; transparent nutritional information; and related education to support healthy lifestyles of consumers and patients. SpartanNash’s inaugural ESG report was developed under the guidance and oversight of dozens of senior leaders from every corner of the business, in addition to members of the Executive Leadership Team and Board of Directors. Together, this team will be monitoring progress and providing oversight for the coming years. The full report, now available for download on the Compan y ’s website , goes into depth on initiatives and results as they ladder up to SpartanNash’s core capabilities and mission. Highlights from the 2021 report include: Good Health and Wellbeing Administered 140,000+ vaccinations against COVID - 19 through Company pharmacies. Invested in safety experts and programming that resulted in a 48% improvement in the Associate recordable injury rate. Economic Growth: Increased pay by an average of over 10% for all entry - level roles in retail and supply chain areas, representing over 90% of SpartanNash Associates.

Expanded the Company bonus program to include more Associates, representing a $2.4M investment in target bonuses in 2021 and a 57% increase in participants. Reduced Inequalities: Evolved the talent review and succession planning process to include creation of talent pools for key roles, with a focus on increased representation of women and BIPOC in leadership. Zero Hunger: Donated the equivalent of more than five million meals to local non - profit organizations throughout the Company’s footprint. Responsible Consumption and Production: Partnered with Flashfood ® to discount food nearing its best - before date to eliminate 146,000 pounds of potential food waste. Climate Action Developed a plan to reduce fleet mileage by 10% in 2022, which in turn would reduce greenhouse gas emissions by 10,000 metric tons. In addition to an annual ESG report, the Company will be providing ongoing updates on major initiatives throughout the year, including the commitment to eliminate 10% of fleet mileage and reduce greenhouse gas emissions by nearly 10,000 metric tons in 2022. Important Additional Information and Where to Find It The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Certain Information Regarding Participants to the Solicitation The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 13, 2021, the Company’s Annual Report on Form 10 - K

for the year ended January 2, 2022, filed with the SEC on March 2, 2022, and in the Company’s Current Reports on Form 8 - K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement for its 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available. About SpartanNash SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. As a distributor, wholesaler and retailer with a global supply chain network, SpartanNash customers span a diverse group of national accounts, independent and chain grocers, e - commerce retailers, U.S. military commissaries and exchanges, and the Company’s own brick - and - mortar grocery stores, pharmacies and fuel centers. SpartanNash distributes grocery and household goods, including fresh produce and its Our Family ® portfolio of products, to locations in all 50 states, in addition to distributing to the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar, Djibouti, Korea and Japan. In addition, the Company owns and operates 145 supermarkets – primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market – and shares its operational insights to drive innovative solutions for SpartanNash food retail customers. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,500 strong and growing. For more information, visit spartannash.com . Contacts Adrienne Chance SVP, Communications SpartanNash p ress@spartannash.com